Exhibit 99.3

[NOTE TO READERS: CERTAIN OF THE MODIFICATIONS TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT CONTAINED HEREIN ARE NOT CURRENTLY IN EFFECT AND WILL TAKE EFFECT IF AN ONLY IF CERTAIN EVENTS OCCUR IN THE FUTURE AS SET FORTH HEREIN.]

June 17, 2002

Lenders under the Amended and Restated Revolving
Credit Agreement dated as of November 30, 1998, as
amended, among Milacron Inc. ("Milacron"),
Milacron Kunststoffmaschinen Europa GmbH,
Milacron Metalworking Technologies Holding
GmbH and Milacron B.V., the lending institutions
from time to time party thereto (individually,
a "Lender" and collectively, the "Lenders"),
Deutsche Bank Trust Company Americas (formerly known
as Bankers Trust Company), as arranger and
administrative agent (the "Agent"), and PNC
Bank, as documentation agent (the "Credit Agreement").

c/o Deutsche Bank Trust Company Americas, as the Agent,
130 Liberty Street
New York, New York 10006
Attention: Maria Pina

Ladies and Gentlemen:

     Milacron will on the date of this letter agreement (this "Letter Agreement") sign a definitive agreement with respect to the sale of the metalcutting tools business (other than the round tools business) organized within or owned or operated by Valenite Inc. (the business to be sold pursuant to such sale, the "Valenite Business"). The sale of the Valenite Business, which will be effected through a sale of all the outstanding capital stock of Valenite Inc. (and, possibly, the separate sale of the outstanding capital stock of certain foreign subsidiaries of Valenite Inc. as provided in the Stock Purchase Agreement (as defined below)), is hereinafter referred to as the "Valenite Transaction". Capitalized terms used and not otherwise defined in this Letter Agreement shall have the meanings assigned to them in the Credit Agreement or in the Letter Agreement dated as of May 3, 2002 (the "Widia Letter Agreement") among Milacron, Milacron Kunststoffmaschinen Europa GmbH, Milacron Metalworking Technologies Holding GmbH and Milacron B.V., the Lenders (as defined therein), Deutsche Bank Trust Company Americas, as Agent, and PNC Bank, as documentation agent.

     As the subsidiaries of Milacron currently conducting the Valenite Business also conduct other businesses and are not all owned by Valenite Inc., Milacron currently intends to prepare for the Valenite Transaction by isolating the Valenite Business in certain wholly-owned subsidiaries through certain intercompany share and asset transfers (all such transfers, as specifically described in Annex A hereto, the "Intercompany Transfers"). Milacron will take all steps necessary or desirable, in the reasonable judgment of the Agent, to ensure that the Intercompany Transfers related to the Valenite Transaction will not adversely affect, in the reasonable judgment of the Agent, in any respect the validity, priority or perfection of the Agent's security interest for its benefit and the benefit of the Lenders in any Collateral; provided that the security interest in the Collateral sold (or owned by a Subsidiary of Milacron all of the issued and outstanding capital stock of which that is held by Milacron or its Subsidiaries is sold) pursuant to the Valenite Transaction will be released at the time of the initial closing of the Valenite Transaction against simultaneous payment of $100.0 million of the Permanent Reduction Amount (as defined below).

     Unless otherwise agreed to by the Requisite Lenders, Milacron will or will cause its Subsidiaries to), (1) permanently reduce the Total revolving Loan Commitment, simultaneously with the initial closing of the Valenite Transaction, in an amount equal to $100.0 million, (2) permanently reduce the Total Revolving Loan Commitment, within two Business Days after the initial closing of the Valenite Transaction, in an amount equal to 50% of the amount equal to the positive difference (if any) between (i) the amount of the Net Cash Proceeds of the Valenite Transaction (minus, without duplication of any other deductions made in determining such Net Cash Proceeds, an amount equal to the sum of the Bond Amount (as defined below) and the Receivables Amount (as defined below)) and (ii) $125.0 million (the sum of the amounts specified in clauses (1) and (2) of this sentence being hereinafter referred to as the "Permanent Reduction Amount") and (3) prepay Revolving Loans, within two Business Days after the initial closing of the Valenite Transaction, in an aggregate principal amount equal to the portion of the $21.0 million in estimated 2002 tax related to the Valenite Transaction that reduces the Net Cash Proceeds of the Valenite Transaction but is not payable on or before the first Business Day after the initial closing of the Valenite Transaction (such portion, as certified by Milacron in a written notice delivered to the Agent within two Business Days after the initial closing of the Valenite Transaction, being referred to as the "Valenite Tax Reduction Amount"). Milacron agrees that, if the amount referred to in clause (2) of the immediately preceding sentence increases at any time after the date of the initial commitment reduction pursuant to the immediately preceding sentence, then Milacron will effect a further permanent reduction of the Total Revolving Loan Commitment in accordance with the immediately preceding sentence to reflect such increase within two Business Days after such increase. Unless otherwise agreed to by the Requisite Lenders, after the date that is two Business Days after the initial closing of the Valenite Transaction, the sum of (i) the aggregate principal amount of Revolving Loans outstanding at any time plus (ii) the Letters of Credit Usage at such time (the sum of the amounts described in preceding clauses (i) and (ii) being hereinafter referred to as the "Total Exposure") shall not exceed the Total Revolving Loan Commitment at such time minus the Valenite Tax Reduction Amount (and the sum of the aggregate principal amount of Revolving Loans of any Lender at any time plus such Lender's Pro Rata Share of the Letters of Credit Usage at such time shall not exceed such Lender's Pro Rata Share of (a) the Total Revolving Loan Commitment at such time minus (b) the Valenite Tax Reduction Amount), except to the extent resulting from Revolving Loans made to fund the payment of taxes by Milacron or one of its Subsidiaries in an aggregate amount equal to the Delayed Valenite Tax Amount (as defined below). On June 30, 2003, (a) Milacron will (or will cause its Subsidiaries to) permanently reduce the Total Revolving Loan Commitment by an amount equal to the difference between the Valenite Tax Reduction Amount and the Delayed Valenite Tax Amount on such date and (b) automatically upon such permanent reduction, the Valenite Tax Reduction Amount will be reduced to the Delayed Valenite Tax Amount on such date. On any date prior to June 30, 2003, if Milacron permanently reduces the Total Revolving Loan Commitment (other than to satisfy a requirement in the Credit Agreement, the Widia Letter Agreement or this Letter Agreement to reduce the Total Revolving Loan Commitment), then automatically upon such permanent reduction, the Valenite Tax Reduction Amount will be reduced (but not below the greater of zero and the Delayed Valenite Tax Amount) in the amount of such permanent reduction (the aggregate amount of reductions in the Valenite Tax Reduction Amount pursuant to this sentence being referred to as the "Reduction Amount Adjustment"). The five immediately preceding sentences shall not modify any other reduction of the Total Revolving Loan Commitment required pursuant to the terms of the Credit Agreement; provided that (a) no reduction of the Total Revolving Loan Commitment pursuant to Section 3.3(d) of the Credit Agreement shall be required in respect of the Net Cash Proceeds of the Valenite Transaction except as provided in the five immediately preceding sentences and (b) each reduction of the Total Revolving Loan Commitment pursuant to the first, second, fourth and fifth sentences of this paragraph will be included for purposes of determining the amounts of scheduled reductions of the Total Revolving Loan Commitment required by the fourth sentence of Section 2.1(a) of the Credit Agreement. For purposes of this paragraph, (a) the term "Bond Amount" shall mean the aggregate amount, not to exceed the aggregate principal amount of the Redeemed Bonds (as defined below) plus accrued but unpaid interest thereon to the date of redemption thereof, of cash deposited (or used to acquire investments that are deposited) by Milacron or any of its Subsidiaries to effect on or prior to 60 days after the initial closing of the Valenite Transaction the redemption of the industrial revenue and municipal bonds (the "Redeemed Bonds") listed on Exhibit B hereto (any such deposit, the "Redeemed Bonds Deposit"), as required by any contract binding on Milacron or its Subsidiaries, (b) the term "Receivables Amount" shall mean the aggregate amount of cash applied on or prior to the date on which the Purchase Price adjustment is made pursuant to the Stock Purchase Agreement by Milacron or any of its Subsidiaries to repurchase receivables and associated assets related to the Valenite Business that were sold pursuant to the Receivables Purchase Agreement or pursuant to the receivables program of Valenite-Widia Japan Inc., as required by any contract binding on Milacron or its Subsidiaries and (c) the term "Delayed Valenite Tax Amount" shall mean the aggregate amount (not to exceed $21.0 million minus the sum of the Initial Valenite Tax Amount (as defined below) and the Reduction Amount Adjustment), determined in good faith by Milacron, of Federal, state and local income or other tax (excluding the portion of such tax payable on or before the first Business Day after the initial closing of the Valenite Transaction (such portion being referred to as the "Initial Valenite Tax Amount")) that is (i) payable on or before June 30, 2003, by Milacron or any of its Subsidiaries with respect to the tax year ending on or about December 31, 2002 and (ii) is payable by reason of the Valenite Transaction (such non-excluded tax, the "Covered Tax"), as certified by Milacron in a written notice delivered to the Agent not more than three Business Days prior to the date on which Milacron or one of its Subsidiaries will pay such tax. The Delayed Valenite Tax Amount will be increased (but not to an amount in excess of $21.0 million minus the sum of the Initial Valenite Tax Amount and the Reduction Amount Adjustment), at any time from time to time on or prior to June 30, 2002, to reflect any increase in the aggregate amount, determined in good faith by Milacron, of Covered Tax, as certified by Milacron in a written notice delivered to the Agent not more than three Business Days prior to the date on which Milacron or one of its Subsidiaries will pay such increase in Covered Tax.

     The Valenite Transaction will be effected pursuant to the Stock Purchase Agreement to be entered into between Milacron and the proposed purchaser of the Valenite Business (the "Purchaser"), which will (a) require the payment of the purchase price for the Valenite Business (the "Purchase Price") entirely in cash and contemplate that certain indebtedness of the Valenite Business might be retained by certain subsidiaries to be sold pursuant to the Valenite Transaction (in which case the Purchase Price would be adjusted as described in clause (b) below), (b) provide for an adjustment of the Purchase Price based on changes in the net assets of the Valenite Business as specified in the Stock Purchase Agreement (assuming no indebtedness as of the reference date specified in the Stock Purchase Agreement, with any payment required to be made by or to Milacron to reflect that adjustment to be made after the closing of the Valenite Transaction), (c) contemplate the possibility of the survival after the closing of the Valenite Transaction of certain guarantees issued by, and certain other obligations incurred by, Milacron and certain of its subsidiaries that will not be sold pursuant to the Valenite Transaction that relate to the Valenite Business (to the extent that, notwithstanding the Purchaser's obligation to use reasonable best efforts to do so, the Purchaser is unable to replace such guarantees or terminate the transactions or programs supported by such other obligations or otherwise replace the obligors thereon), provided that the Purchaser will be required to indemnify Milacron and such subsidiaries for all claims and expenses related to such guarantees and other obligations, and (d) contemplate the possibility of the survival after the closing of the Valenite transaction of intercompany receivables and payables created in the ordinary course of business, in each case between the Valenite Business, on the one hand, and Milacron and its Subsidiaries (excluding the Valenite Business), on the other hand, provided that all such intercompany receivables and payables will be required to be settled no later than the date on which the settlement of the Purchase Price adjustment is made.

     Pursuant to Section 11.2 of the Credit Agreement, each of the Lenders and the Agent hereby: (1) consents under the Credit Agreement to (a) the execution and delivery by Milacron of a stock purchase agreement to be dated the date of this Letter Agreement with respect to the Valenite Transaction (the "Stock Purchase Agreement"), which will be in the form of the draft thereof attached hereto as Exhibit A (with modifications thereto made by Milacron and reasonably acceptable to the Agent), (b) the consummation of the Valenite Transaction, the other transactions specifically described in the Stock Purchase Agreement and the Redeemed Bonds Deposit; provided that the Valenite Transaction is consummated on or prior to December 31, 2002, in accordance with the terms of the Stock Purchase Agreement and with no waiver, amendment, forbearance or other modification of the terms and conditions of the Stock Purchase Agreement as in effect on the date hereof (other than any such waiver, amendment, forbearance or other modification that is acceptable to the Agent), (c) the release of all security interests granted pursuant to the Security Documents in all Collateral sold (or owned by any subsidiary of Milacron all of the issued and outstanding capital stock of which that is owned by Milacron or its Subsidiaries is sold) pursuant to the Valenite Transaction at the time of sale against simultaneous payment of $100.0 million of the Permanent Reduction Amount, and (d) the Intercompany Transfers; provided that the Intercompany Transfers will not adversely affect, in the reasonable judgment of the Agent, in any respect the validity, priority or perfection of the Agent's security interest for its benefit and for the benefit of the Lenders in any Collateral; provided further that the security interest in the Collateral sold (or owned by any Subsidiary of Milacron all of the issued and outstanding stock of which that is owned by Milacron or its Subsidiaries is sold) pursuant to the Valenite Transaction will be released at the time of the initial closing of the Valenite Transaction against simultaneous payment of $100.0 million of the Permanent Reduction Amount, (2) authorizes and directs Deutsche Bank Trust Company Americas, as Agent, to take such actions as are necessary or appropriate, in its reasonable judgment, under the Security Documents in connection with the events set forth in clause (1) above (and consents to such actions), and (3) agrees that automatically upon the initial closing of the Valenite Transaction and the fulfillment of the requirements set forth in the first sentence of the third paragraph of this Letter Agreement in connection with the receipt by Milacron or any of its Subsidiaries of Net Cash Proceeds from the Valenite Transaction, the Credit Agreement will, provided that no Default or Event of Default shall have occurred and be continuing immediately prior to and after consummation of the Valenite Transaction and performance by Milacron of its obligations hereunder (other than any Default or Event of Default that would arise under Section 6.13 or 6.15 of the Credit Agreement as a result of the Valenite Transaction but will not arise if the amendments set forth in clauses (i)(a) and (b) below or (ii)(b)(x) and (y) below, as applicable, become effective), be amended as provided below:

     (i) If at the time of the initial closing of the Valenite Transaction, the initial closing of the Widia Transaction has been consummated, then the Credit Agreement will be amended as follows:

          (a) Section 6.13. The amounts opposite the dates June 30, 2002, September 30, 2002 and December 31, 2002 shall be replaced with "$11.4 million", "$18.3 million" and "$21.9 million", respectively, and the amount in the final sentence of Section 6.13 shall be replaced with "$21.9 million", provided that, for purposes of this clause (a), the amount of Capital Expenditures shall be determined as if each of the Valenite Transaction and the Widia Transaction had been consummated on January 1, 2002.

          (b) Section 6.15. The minimum cumulative Consolidated EBITDA required to be maintained for the periods ended June 30, 2002, September 30, 2002 and December 31, 2002 shall be $-2.8 million, $0.5 million and $9.9 million, respectively; provided that, for purposes of this clause (b), Consolidated EBITDA shall be determined as if each of the Valenite Transaction and the Widia Transaction had been consummated on January 1, 2002.

     (ii) If at the time of the initial closing of the Valenite Transaction, the initial closing of the Widia Transaction has not been consummated, then (a) clause (3) of the fourth paragraph of the Widia Letter Agreement will be superseded in its entirety by this paragraph (ii) and (b) the Credit Agreement will be amended as follows:

          (x) Section 6.13. The amounts opposite the dates June 30, 2002, September 30, 2002 and December 31, 2002, respectively, shall be replaced with "$12.7 million", "$20.1 million" and "$25.0 million", respectively, and the amount in the final sentence of Section 6.13 shall be replaced with "$25.0 million", provided that, for purposes of this clause (x), the amount of Capital Expenditures shall be determined as if the Valenite Transaction had been consummated on January 1, 2002.

          (y) Section 6.15. The minimum cumulative Consolidated EBITDA required to be maintained for the periods ended June 30, 2002, September 30, 2002 and December 31, 2002 shall be $-0.5 million, $7.8 million and $21.4 million, respectively; provided that, for purposes of this clause (y), Consolidated EBITDA shall be determined as if the Valenite Transaction had been consummated on January 1, 2002;

     provided that, if the initial closing of the Widia Transaction is consummated after the initial closing of the Valenite Transaction, then automatically upon the initial closing of the Widia Transaction and the permanent reduction of the Total Revolving Loan Commitment in the amount of the Permanent Reduction Amount (as defined in the Widia Letter Agreement) in connection with the receipt by Milacron or any of its Subsidiaries of Net Cash Proceeds from the Widia Transaction, the Credit Agreement will, provided that no Default or Event of Default shall have occurred and be continuing immediately prior to and after consummation of the Widia Transaction and performance by Milacron of its obligations hereunder and under the Widia Letter Agreement (other than any Default or Event of Default that would arise under Section 6.13 or 6.15 as a result of the Widia Transaction but will not arise if the amendments set forth in clauses (i)(a) and (i)(b) above become effective), be further amended as provided in clauses (i)(a) and (i)(b) above.

     Milacron, the Agent and the Lenders agree that, (1) in the event the Valenite Transaction is consummated (A) on or after June 30, 2002, the amendments set forth in clauses (i)(a) and (i)(b) above resulting from the initial closing of the Valenite Transaction or (ii)(b)(x) and (ii)(b)(y) above, as applicable, will not be effective to the extent such amendments relate to a period ending on or prior to June 30, 2002, (B) on or after September 30, 2002, the amendments set forth in clauses (i)(a) and (i)(b) above resulting from the initial closing of the Valenite Transaction or (ii)(b)(x) and (ii)(b)(y) above, as applicable, will not be effective to the extent such amendments relate to a period ending on or prior to September 30, 2002, and (C) on December 31, 2002, the amendments set forth in clauses (i)(a) and (i)(b) above resulting from the initial closing of the Valenite Transaction or (ii)(b)(x) and (ii)(b)(y) above, as applicable, will not be effective to the extent such amendments relate to a period ending on or prior to December 31, 2002; and (2) in the event the Widia Transaction is consummated on or after June 30, 2002, the amendments set forth in clauses (a) and (b) of paragraph (i) above will not be effective to the extent such amendments relate to a period ending on or prior to June 30, 2002.

     The Agent hereby agrees, subject to the terms and conditions hereof, to effect the release of all security interests granted pursuant to the Security Documents in all Collateral sold (or owned by any subsidiary of Milacron all of the issued and outstanding capital stock of which that is held by Milacron or its Subsidiaries is sold) pursuant to the Valenite Transaction at the time of sale against simultaneous payment of $100.0 million of the Permanent Reduction Amount and further agrees, subject to the terms and conditions hereof, to cooperate with Milacron to coordinate such release with Milacron as reasonably necessary or appropriate to facilitate the orderly consummation of the initial closing of the Valenite Transaction.

     The parties hereto hereby further agree that, on the first date on which the Total Revolving Loan Commitment shall have been permanently reduced to $110.0 million or less, provided that on such date no Default or Event of Default shall have occurred or shall occur as a result of the consummation of either the Valenite Transaction or the Widia Transaction and performance by Milacron of its obligations hereunder and under the Widia Letter Agreement (other than any Default or Event of Default that would arise under Section 5.11, 6.13 or 6.15 of the Credit Agreement as a result of either the Valenite Transaction or the Widia Transaction but will not arise if the amendments set forth in this paragraph, in clauses (i)(a) and (b) or (ii)(b)(x) and (y), as applicable, of this Letter Agreement and clauses (a) through (c) of the fourth paragraph of the Widia Letter Agreement, as applicable, become effective), the following amendments to the Credit Agreement shall automatically become effective: (1) Notwithstanding anything to the contrary in the Credit Agreement or in the Widia Letter Agreement, Milacron shall not be required to comply with Section 5.11 of the Credit Agreement with respect to the period from and after January 1, 2003 to and including June 30, 2003, (2) Section 6.15 of the Credit Agreement shall be further amended by adding to the end of such Section the following paragraph:

     "The Company shall not permit Consolidated EBITDA for any consecutive four fiscal quarter period ending on or about any date set forth below to be less than the corresponding amount set forth below:

Fiscal Quarter Ending	Minimum Cumulative Consolidated EBITDA

March 31, 2003	$17.9 million
June 30, 2003	$30.2 million
September 30, 2003	$48.6 million
December 31, 2003	$71.8 million"

, (3) the definition of "Final Maturity Date" in Section 1.1 of the Credit Agreement shall be amended by replacing "June 30, 2005" with "December 31, 2004" and replacing "June 30, 2004" with "December 31, 2003" and (4) Section 2.1(a) of the Credit Agreement shall be further amended by replacing the word "and" immediately before clause (iii) of the fourth sentence thereof with "," and inserting immediately after the second amount "$310,000,000" in clause (iii) of the fourth sentence thereof the following: ", (iv) on January 30, 2003, if the Total Revolving Loan Commitment shall then exceed $100,000,000 (plus the aggregate increases in the Total Revolving Loan Commitment pursuant to Section 11.21), the Total Revolving Loan Commitment shall be permanently reduced to $100,000,000 (plus the aggregate increases in the Total Revolving Loan Commitment pursuant to Section 11.21), (v) on September 30, 2003, if the Total Revolving Loan Commitment shall then exceed $95,000,000 (plus the aggregate increases in the Total Revolving Loan Commitment pursuant to Section 11.21), the Total Revolving Loan Commitment shall be permanently reduced to $95,000,000 (plus the aggregate increases in the Total Revolving Loan Commitment pursuant to Section 11.21) and (vi) on December 31, 2003, if the Total Revolving Loan Commitment shall then exceed $85,000,000 (plus the aggregate increases in the Total Revolving Loan Commitment pursuant to Section 11.21), the Total Revolving Loan Commitment shall be permanently reduced to $85,000,000 (plus the aggregate increases in the Total Revolving Loan Commitment pursuant to Section 11.21)".

     In consideration of their consent under this Letter Agreement, Milacron shall, on the date on which the Total Revolving Loan Commitment is permanently reduced pursuant to the first sentence of the third paragraph of this Letter Agreement, pay to each Lender that delivers to the Agent an executed signature page to this Letter Agreement on or prior to June 11, 2002, a work fee (the "Work Fee") in the amount of 1/8 of 1% of such Lender's Revolving Loan Commitment, after giving effect to the permanent reduction of the Total Revolving Loan Commitment pursuant to the first sentence of the third paragraph of this Letter Agreement. Without limiting or amending the provisions of Section 11.3 of the Credit Agreement, Milacron shall pay (i) on or prior to the date that is five Business Days after the date invoices with respect thereto are submitted to and received by Milacron, all fees and expenses of counsel to the Agent in connection with this Letter Agreement and related matters, (ii) on or prior to the date that is five Business Days after the date invoices with respect thereto are submitted to and received by Milacron, all fees and expenses of counsel to the Agent in connection with or related to the Intercompany Transfers, the initial closing of the Valenite Transaction, the release of Collateral in connection therewith and (iii) not later than 30 days after the date invoiced all other fees and expenses of the Agent (including the reasonable fees of counsel to the Agent) in connection with this Letter Agreement and related matters.

     Milacron agrees with and represents and warrants to the Agent and each of the Lenders that no Collateral (other than Collateral sold by Milacron, or owned by any subsidiary of Milacron all of the issued and outstanding capital stock of which that is owned by Milacron or its Subsidiaries is sold by Milacron, pursuant to the Valenite Transaction pursuant to the Stock Purchase Agreement) will be released from the security interests granted under any Security Document in connection with any of the Valenite Transaction or any transaction related thereto. Milacron agrees that, within 30 days after consummation of the Valenite Transaction, it will provide to the Agent and the Lenders a description, in detail reasonably satisfactory to the Agent, of all transactions effected in connection with the Valenite Transaction, including, without limitation, a description of all transfers of cash and cash equivalents and other assets and transfers and incurrences of indebtedness (including intercompany indebtedness) and liabilities and other amounts. In addition, concurrently with any Notice of Borrowing requesting a Borrowing of any portion of the Delayed Valenite Tax Amount, the Company will provide to the Agent a certificate signed by the Company's Chief Tax Officer, on behalf of the Company and not in such Chief Tax Officer's individual capacity, in detail reasonably satisfactory to the Agent (including, without limitation, the amount and timing of payment), regarding such Borrowing and the Delayed Valenite Tax Amount and, upon the request of the Agent, will provide a copy of the relevant tax return and other filings relating to the portion of the Delayed Valenite Tax Amount and such payment.

     The execution, delivery and effectiveness of this Letter Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party under the Credit Agreement. This Letter Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be an original and all of which together shall constitute one and the same Letter Agreement. This Letter Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to the principles of conflict of laws. This Letter Agreement may only be amended or modified in a writing signed by Milacron and each of its Subsidiaries party hereto and the Agent and the Requisite Lenders. This Letter Agreement is not intended to and shall not confer or create any right or benefit in favor of any Person other than Milacron, the Lenders and the Agent or create any obligation or liability in favor of any Person other than Milacron, the Lenders or the Agent. Milacron shall not assign, transfer or otherwise convey, in whole or in part, this Letter Agreement or any of its rights hereunder or in respect of any obligation or liability of the Agent or any Lender hereunder without the prior written consent of the Agent and the Requisite Lenders.

     The proposed Valenite Transaction (as well as any other information (whether written or oral) that may be disclosed to the Lenders or the Agent with respect to such proposed transaction, including any information regarding such transaction previously disclosed prior to the date of this Letter Agreement) is hereby identified by Milacron as "non-public information" pursuant to Section 11.18 of the Credit Agreement.

     Milacron agrees that, within two Business Days following the date of the initial closing of the Valenite Transaction and within two Business Days following the date of each increase described in the fourth sentence of the third paragraph of this Letter Agreement and as otherwise reasonably requested by the Agent or the Requisite Lenders, it will deliver to the Agent a written certificate setting forth in reasonable detail Milacron's calculation of the Net Cash Proceeds of the Valenite Transaction as of the date of the initial closing or increase, as the case may be.

     Please sign and return one copy of this Letter Agreement to Deutsche Bank Trust Company Americas, as Agent, at the address set forth above. This Letter Agreement shall become effective when Deutsche Bank Trust Company Americas, as Agent, shall have received counterparts hereof, duly executed by Milacron and the subsidiaries of Milacron set forth below, on the one hand, and the Requisite Lenders, on the other hand.

Sincerely, MILACRON INC.

		by	/s/ John C. Francy

Name: John C. Francy Title: Treasurer

MILACRON KUNSTSTOFFMASCHINEN EUROPA GMBH

		by	/s/ John C. Francy

Name: John C. Francy Title: On the basis of Power of Attorney dated as of June 14, 2002.

MILACRON METALWORKING TECHNOLOGIES HOLDING GMBH

		by	/s/ John C. Francy

Name: John C. Francy Title: On the basis of Power of Attorney dated as of June 14, 2002.

MILACRON B.V.

		by	/s/ John C. Francy

Name: John C. Francy Title: On the basis of Power of Attorney dated as of June 14, 2002.

Accepted and agreed as of the first date set forth above;

ABN AMRO BANK N.V., as a lender		FIRSTAR BANK, National Association, as a lender

by	/s/ David W. Stack /s/ Parker H. Douglas	by	/s/ Douglas S. Dunbar

	Name: David W. Stack Title: Vice President		Name: Douglas S. Dunbar Title: Vice President

Name: Parker H. Douglas Title: Group Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a lender and as the Agent		KEYBANK NATIONAL ASSOCIATION, as a lender

by	/s/ Clark G. Peterson /s/ Mark B. Cohen	by	/s/ Marvin S. Kodish

	Name: Clark G. Peterson Title: Vice President		Name: Marvin S. Kodish Title: Senior Vice President

Name: Mark B. Cohen Title: Managing Director Head of Workout

BANK ONE, INDIANA, N.A. as a lender		J.P. MORGAN CHASE BANK (f/k/a) MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as a lender

by	/s/ William V. Clifford	by	/s/ Sanjeev Kmemuani

	Name: William V. Clifford Title: First Vice President		Name: Sanjeev Kmemuani Title: Vice President

COMERICA BANK, as a lender		PNC BANK, NATIONAL ASSOCIATION, as a lender

by	/s/ Jennifer Pugliano	by	/s/ John L. Noelcke

	Name: Jennifer Pugliano Title: Account Officer		Name: John L. Noelcke Title: Senior Vice President

CREDIT SUISSE FIRST BOSTON as a lender		GE CAPITAL CFE, INC., as a lender

by	/s/ Bill O'Daly /s/ Cassandra Droogan	by	/s/ Karl Keiffer

	Name: Bill O'Daly Title: Director		Name: Karl Kieffer Title: Duly Authorized Signatory

Name: Cassandra Droogan Title: Associate

FIFTH THIRD BANK, as a lender

by	/s/ Megan S. Heisel

Name: Megan S. Heisel Title: Assistant Vice President